Exhibit 10.1

Second Amendment to Employment

Agreement of Stan Puckett

THIS SECOND AMENDMENT TO THE EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into as of this 20th day of December, 2005, by and between Greene County Bancshares, Inc., a Tennessee Corporation (the “Employer”), and Stan Puckett (the “Employee”).

W I T N E S S E T H

WHEREAS, the Employer and the Employee are parties to that certain Employment Agreement made and entered into as of January 23, 1996 (the “Employment Agreement”) and amended as of January 23, 2004; and

WHEREAS, certain provisions of the Employment Agreement were adversely impacted by changes to the Internal Revenue Code of 1986, as amended, enacted as a part of the American Jobs Creation Act of 2004; and

WHEREAS, the Employer and the Employee desire to further amend the Employment Agreement as set forth herein.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

AGREEMENT

1.                                       CAPITALIZED TERMS.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement.

2.                                       AMENDMENT OF EMPLOYMENT AGREEMENT.  The Employment Agreement is hereby amended as follows:

Section 3(G) of the Employment Agreement, as amended on January 23, 2004, is hereby deleted in its entirety and replaced with the following:

“G. INCENTIVE BENEFITS.  Employer shall allow Employee to participate in any Executive Bonus Plan, incentive stock option plan, profit sharing plan, pension plan, qualified salary deferral plan, nonqualified compensation arrangement and any substantially similar qualified or nonqualified arrangement approved and adopted by Employer and generally available to other key employees during the term of Employee’s employment hereunder.”

3.                                       FULL FORCE AND EFFECT.  Except as amended by the Amendment, the Employment Agreement, as originally executed and once amended on January 23, 2004 by the parties, shall remain in full force and effect.

4.                                       COUNTERPARTS.  This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute a complete document.

5.                                       GOVERNING LAW.  This Amendment will, in all respects, be governed, enforced and construed in accordance with the laws of the State of Tennessee, without regard to the State of Tennessee’s conflicts of laws provisions.

6.                                       BINDING EFFECT.  This Amendment shall be binding upon, and inure to the benefit of the parties hereto, and their respective heirs, successors, assigns, and personal and legal representatives.

IN WITNESS WHEREOF, the undersigned have executed this Second Amendment to the Employment Agreement as of the day, month and year first above written.

GREENE COUNTY BANCSHARES, INC.

By:	/s/ William F. Richmond
William F. Richmond
Title:	Senior Vice President, Chief Financial Officer and Assistant Secretary

By:	/s/ Stan Puckett
Stan Puckett
Title:	Employee